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                                                                     Exhibit 8.1



                              Vinson & Elkins L.L.P
                              2300 First City Tower
                               1001 Fannin Street
                            Houston, Texas 77002-6760






                                February 4, 2002


TEPPCO Partners, L.P.
TE Products Pipeline Company, Limited Partnership
TCTM, L.P.
TEPPCO Midstream Companies, L.P.
Jonah Gas Gathering Company
2929 Allen Parkway
Houston, Texas 77252

Ladies and Gentlemen:

         We have acted as counsel for TEPPCO Partners, L.P., a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of
(i) units representing limited partner interests in the Partnership (the "Units"), (ii) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") and
(iii) guarantees (the "Guarantees") of such Debt Securities by TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership, TCTM, L.P., a Delaware limited partnership, TEPPCO Midstream Companies, L.P., a Delaware limited partnership, and Jonah Gas Gathering Company, a Wyoming general partnership. The Units, Debt Securities and Guarantees are collectively referred to herein as the "Securities". We have also participated in the preparation of the Prospectus (the "Prospectus") contained in Amendment No. 1 to the Partnership's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit.

         In connection therewith, we prepared the discussion set forth under the caption "Tax Considerations" in the Prospectus (the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.


         All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinions with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Prospectus with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its General Partner, included in such discussion, as to which we express no opinion).


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus. This consent does not constitute an admission that we are "experts" within the meaning given such term by the Securities Act.

                                              Very truly yours,

                                              /S/ VINSON & ELKINS L.L.P.